Exhibit 10.22
FORM OF LORILLARD, INC.
STOCK OPTION
AWARD CERTIFICATE
          THIS CERTIFICATE, dated as of the                      day of                     , evidences the grant of the Award set forth below by Lorillard, Inc., a Delaware corporation (the “Company”) to (the “Participant”).
RECITALS
          The Compensation Committee (the “Committee”) of the Board of Directors of the Company has determined to grant to the Participant Stock Options, representing the right to receive an amount, payable in shares of the Company’s common stock, par value $0.01 per share, (the “Company Stock”), pursuant to the Lorillard, Inc. 2008 Incentive Compensation Plan (the “Plan”), on the terms and conditions set forth herein, and hereby grants such Stock Options. The Stock Options shall be a non-qualified options as set forth in the Plan.
          Any capitalized terms not defined herein shall have their respective meanings as set forth in the Plan.
     1. Grant of Award.
          Subject to the provisions of this Certificate and the Plan, the Company hereby grants to the Participant as of                     (the “Grant Date”) the right and option (the “Stock Option”) to purchase                      shares of Company Stock at the Exercise Price of                      per share (the “Award”). Unless earlier terminated pursuant to the terms of this Certificate, the Award shall expire on the tenth anniversary of the date hereof.
     2. Exercisability of the Award.
          The Award shall become vested and exercisable with respect to one-quarter (1/4) of the Stock Options granted hereby on                      and as to an additional one-quarter (1/4) of such shares on each of the next three anniversaries of that date, subject to the prior termination of the Stock Options.
     3. Method of Exercise of the Award.
(a) A vested Stock Option may be exercised at any time before the expiration of the Award Term. To exercise an Award, the Participant shall give written notice to the Company stating the number of shares with respect to which the Award is being exercised.
(b) Upon the exercise of a Stock Option, the Participant shall be entitled to receive one (1) share of Company Stock for each option that has been exercised.
     4. Award Term.
          Except as otherwise determined by the Committee after the date of this Certificate, the Award Term shall end on the earliest of (1) the date on which the Award has been exercised in full, (2) the date on which the Participant experiences a Termination of employment with the Company for Cause or a voluntary Termination, (3) the one-year anniversary of the date on which the Participant experiences a Termination due to death or Disability, (4) the three-year anniversary of the date on which the Participant experiences a Termination due to the Participant’s Retirement, and (5) the 90th day after the Participant experiences a Termination for any other reason; provided, that in no event may the Award Term extend beyond ten years from the Grant Date. Upon the occurrence of a Termination of Participant for any reason, the Award Term shall thereupon end with respect to any portion of the Award that is unvested as of the date of such Termination and such unvested portion shall be forfeited immediately.
     5. Nontransferability of the Award.
          The Award is not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution or (ii) as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise. If any rights exercisable by the Participant or benefits deliverable to the Participant under this Certificate have not been exercised or delivered at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Certificate and the Plan.
     6. Effect of Change in Control.
          In the event of a Change of Control (as defined in the Plan), the Award if not previously exercisable and vested shall become fully exercisable and vested.
     7. Taxes and Withholdings.
          No later than the date of exercise of the Award granted hereunder, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Award and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Participant, federal, state and local taxes of any kind required by law to be withheld upon the exercise of the Award granted hereunder, as provided in Section 6.8 of the Plan. In this regard the Participant may elect to pay any tax withholding upon the exercise of an Award by irrevocably authorizing a third party to sell shares of Company Stock (or a sufficient portion of the shares) acquired upon exercise of the Award and remit to the Company a sufficient portion of the sale proceeds to pay such tax withholding.
     8. Notices.
          All notices and other communications under this Certificate shall be in writing and shall be given by hand delivery to the other party or by confirmed fax or overnight courier, or by postage paid first class mail, addressed as follows:
If to the Participant:

If to the Company:
Lorillard, Inc.
714 Green Valley Road
Greensboro, NC 27408
Attention: Corporate Secretary
Facsimile: (336) 335-7707
or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Paragraph 8. Notice and communications shall be effective when actually received by the addressee.
     9. Effect of Certificate.
          Except as otherwise provided hereunder, this Certificate shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any transferee or successor of the Participant pursuant to Paragraph 5.
     10. Conflicts and Interpretation.
          The Award is subject to the provisions of the Plan, which are hereby incorporated by reference. In the event of any conflict between this Certificate and the Plan, the Plan shall control. In the event of any ambiguity in this Certificate, any term which is not defined in this Certificate, or any matters as to which this Certificate is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.
     11. Headings.
          The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Certificate.
     12. Amendment.
          This Certificate may not be modified, amended or waived except by an instrument in writing signed by the Company. The waiver by either party of compliance with any provision of this Certificate shall not operate or be construed as a waiver of any other provision of this Certificate, or of any subsequent breach by such party of a provision of this Certificate.
          IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Certificate to be executed on its behalf by a duly authorized officer.

LORILLARD, INC.
By: